Exhibit 99.1

Longe Energy Limited

Financial Statements

Period From April 14, 2008 (Inception)

Through November 30, 2008

Longe Energy Limited

Index

November 30, 2008

Page(s)
Report of Independent Auditors	1

Financial Statements

Statement of Financial Position	2

Statement of Operations	3

Statement of Changes in Members’ Capital	4

Statement of Cash Flows	5

Notes to Financial Statements	6-10

PricewaterhouseCoopers LLP 1201 Louisiana Suite 2900 Houston TX 77002-5678 Telephone (713) 356 4000 Facsimile (713) 356 4717

Report of Independent Auditors

To the Board of Directors and Members of

Longe Energy Limited

In our opinion, the accompanying statement of financial position and the related statements of operations, of changes in members’ capital and cash flows present fairly, in all material respects, the financial position of Longe Energy Limited (the “Company”) at November 30, 2008, and the results of its operations and its cash flows for the period from April 14, 2008 (inception) to November 30, 2008 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 8 to the financial statements, the Company has significant related party transactions.

/s/ PricewaterhouseCoopers LLP

January 20, 2009

Longe Energy Limited

Statement of Financial Position

November 30, 2008

Assets
Current assets
Cash and cash equivalents	$1,421,261
Accounts receivable–related party	11,025,296
Other current assets	145,753

Total current assets	12,592,310

Oil and natural gas properties, full cost method of accounting
Unproved	8,199,894

8,199,894

Other property, plant and equipment, net	44,209,463

Total assets	$65,001,667

Liabilities and Members’ Capital
Current liabilities
Accounts payable and accrued expenses
Trade	$6,895,311
Related parties	1,768,544

Total current liabilities	8,663,855

Commitment and contingencies (Note 7)

Long-term debt-related party	49,392,581

Total liabilities	58,056,436
Members’ capital	6,945,231

Total liabilities and members’ capital	$65,001,667

The accompanying notes are an integral part of these financial statements.

Longe Energy Limited

Statement of Operations

Period From April 14, 2008 (Inception) Through November 30, 2008

Costs and expenses
Operating expenses	$134,271
Salaries and wages	101,340
General and administrative	507,822
Depreciation	21,560

Loss from operations	(764,993)
Other expense
Interest expense	(131,513)

Net loss	$(896,506)

The accompanying notes are an integral part of these financial statements.

Longe Energy Limited

Statement of Changes in Members’ Capital

Period From April 14, 2008 (Inception) Through November 30, 2008

Members’ Capital
Initial capital contributions	$7,841,737
Net loss	(896,506)

Members’ capital at November 30, 2008	$6,945,231

The accompanying notes are an integral part of these financial statements.

Longe Energy Limited

Statement of Cash Flows

Period From April 14, 2008 (Inception) Through November 30, 2008

Cash flows from operating activities
Net loss	$(896,506)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	21,560
Changes in operating assets and liabilities
Other current assets	(145,753)
Trade payables	183,220
Payables to related parties	409,524

Net cash used in operating activities	(427,955)

Cash flows from investing activities
Capital expenditures	(44,359,806)
Accounts receivable from related parties	(11,025,296)

Net cash used in investing activities	(55,385,102)

Cash flows from financing activities
Proceeds from borrowings–related party	49,392,581
Capital contributions	7,841,737

Net cash provided by financing activities	57,234,318

Net increase in cash and cash equivalents	1,421,261
Cash and cash equivalents
Beginning of period	—

End of period	$1,421,261

Supplemental disclosure of noncash investing activities
Capital expenditures in accounts payable and accrued expenses	$8,071,111
Capitalized drilling equipment depreciation in oil and natural gas properties – unproved	98,423

The accompanying notes are an integral part of these financial statements.

Longe Energy Limited

Notes to Financial Statements

November 30, 2008

1.	Formation and Organization

Longe Energy Limited (the “Company”) was formed on April 14, 2008 (date of inception), and subsequently funded through capital contributions. The Company is a limited liability company domiciled in Bermuda that is primarily engaged in providing land drilling services. The Company is a 100% owned subsidiary of Longfellow Energy, L.P. Longfellow Energy, L.P. began operations on June 1, 2006 and is primarily engaged in the development of oil and natural gas properties through participation in low to moderate risk exploration and development drilling projects and property acquisitions.

On December 30, 2008, Longfellow Energy, L.P. sold 100% of the Company’s shares to TransAtlantic Petroleum Corporation (“TransAtlantic”) in return for the issuance of approximately 39.6 million common shares in TransAtlantic, valued at $1.20 per share, and 10 million common share purchase warrants. The common share purchase warrants will be exercisable for three years from the date of issuance and will entitle the holder to purchase one common share for each warrant at an exercise price of $3.00 per share.

2.	Accounting Policies

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less at the date of purchase to be cash equivalents.

Income Taxes

The Company is a limited liability company domiciled in Bermuda and has elected to be a C corporation for tax purposes. The Company is not subject to an income tax in Bermuda, as Bermuda does not impose a tax on profits, dividends, or income. Furthermore, no U.S. tax is imposed on the Bermuda company unless money is repatriated to the U.S. through a dividend. The Company follows the provisions of SFAS No. 109, Accounting for Income Taxes, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statements and the tax basis of assets and liabilities using enacted rates in effect for the years in which the differences are expected to reverse. Valuation allowances are established, when appropriate, to reduce deferred tax assets to the amount expected to be realized.

Oil and Natural Gas Operations

The Company uses the full cost method to account for its natural gas and oil properties. Under full cost accounting, all costs directly associated with the acquisition, exploration and development of natural gas and oil reserves are capitalized into a “full cost pool.”

The costs associated with unproved properties are not initially included in the amortization base and relate to unproved leasehold acreage, wells and production facilities in progress and wells pending determination of the existence of proved reserves, together with capitalized interest costs for these projects. Unproved leasehold costs are transferred to the amortization base with the costs of drilling the related well once a determination of the existence of proved reserves has been

Longe Energy Limited

Notes to Financial Statements

November 30, 2008

made or upon impairment of a lease. Costs of seismic data are allocated to various unproved leaseholds and transferred to the amortization base with the associated leasehold costs on a specific project basis. Costs of dry holes are transferred to the amortization base immediately upon determination that the well is unsuccessful.

All items classified as unproved property are assessed on an annual basis for possible impairment or reduction in value. Properties are assessed on an individual basis or as a group if properties are individually insignificant. The assessment includes consideration of the following factors, among others: intent to drill; remaining lease term; geological and geophysical evaluations; drilling results and activity; the assignment of proved reserves; and the economic viability of development if proved reserves are assigned. During any period in which these factors indicate an impairment, the cumulative drilling costs incurred to date for such property and all or a portion of the associated leasehold costs are transferred to the full cost pool and are then subject to amortization.

Property, Plant and Equipment

Property, plant and equipment is stated at cost, reduced by provisions to recognize economic impairment in value whenever events or changes in circumstances indicate an asset’s carrying value may not be recoverable. Major replacements and improvements are capitalized. When assets are sold, retired or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and the gain or loss is recognized. Once placed in service, drilling equipment and facilities will be depreciated using the straight-line method over the estimated useful lives as of the in-service date or date of major refurbishment. The estimated useful life of our drilling equipment is seven years. Other property and equipment will be depreciated using the straight-line method over useful lives ranging from three to five years.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, including cash and cash equivalents, receivables, accounts payable and debt, approximate fair value because of the short maturities of such instruments.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations, which replaces SFAS No. 141. SFAS No. 141 (R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired. The statement also establishes disclosure requirements that will enable users to evaluate the nature and financial effects of the business combination. SFAS No. 141(R) is effective for fiscal years beginning after December 15, 2008. The Company plans to implement this standard on January 1, 2009. The Company has not yet evaluated the potential impact of this standard.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles. SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP. SFAS No. 162 directs the GAAP hierarchy to the entity, not the independent auditors, as the entity is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. SFAS No. 162 is effective 60 days following approval by the Securities and Exchange Commission (“SEC”) of Public Company Accounting Oversight Board amendments to remove the GAAP hierarchy from the auditing standards. SFAS No. 162 did not have an impact on the Company’s financial statements.

Longe Energy Limited

Notes to Financial Statements

November 30, 2008

3.	Property Plant and Equipment

The Company has oil and natural gas properties-unproved in Morocco which consist of the Tselfat and Guercif exploration permits and capitalized drilling cost. The Company has drilling equipment in Morocco and construction in progress in China and Turkey.

Property, plant and equipment consists of the following:

Oil and natural gas properties – unproved	$8,199,894

Total oil and natural gas properties	8,199,894

Drilling equipment	19,131,108
Non oil and gas equipment	256,386
Construction in progress	24,941,952

44,329,446

Less: Accumulated depreciation	(119,983)

Total other property, plant and equipment, net	$44,209,463

The amount of capitalized interest included in the above equipment and construction-in-progress at November 30, 2008 was $134,588.

During 2008, the Company drilled a well using their own rig and capitalized $98,423 in drilling equipment depreciation in oil and natural gas properties – unproved.

The Company has not recorded depletion expenses as the oil and gas properties are unproved.

4.	Long-Term Debt

On April 8, 2008, the Company entered into a $50,000,000 promissory note with Longfellow Energy, LP, its sole owner. The promissory note is used to meet current and future capital requirements for operations and capital expenditures. The promissory note matures on December 31, 2010. As of November 30, 2008, the Company had drawn down $49,392,581 related to this note. The note bears interest based on the Applicable Federal Rates for Short-Term borrowings as found in Revenue Ruling 2008-20 and pursuant to IRC §7520. The average interest rate for the period of April 14 to November 30, 2008 was approximately 2.08%. Interest is payable quarterly. For 2008, total interest incurred for this note equaled $266,101. On December 30, 2008, the promissory note outstanding balance was repaid in full.

Longe Energy Limited

Notes to Financial Statements

November 30, 2008

5.	Liquidity Risk

The Company actively maintains working capital and a promissory note to ensure it has sufficient available funds to meet current and foreseeable financial requirements.

The following are the contractual maturities of financial liabilities at November 30, 2008:

	Carrying Amounts	Contractual Cash Flows	0 to 12 Months	12 to 24 Months	After 24 Months
Accounts payable and accrued liabilities	$8,663,855	$8,663,855	$8,663,855	$—	$—
Long-term debt, including the current portion	49,392,581	51,754,664	1,249,105	1,027,364	49,478,195

	$58,056,436	$60,418,519	$9,912,960	$1,027,364	$49,478,195

6.	Income Taxes

A provision for income taxes for the period ended November 30, 2008, has not been recognized as realization of the benefit associated with the Company’s operating losses is not assured. At November 30, 2008, the Company had a federal net operating loss carryforward of approximately $295,847 which, if unused, expires in 2028. The Company has provided a full valuation allowance for its net deferred tax assets because the Company has incurred losses since inception. Certain changes in the ownership of the Company have and could result in limitation on the Company’s ability to utilize the federal tax net operating loss carryforwards. The Company’s net deferred tax assets consist of the following:

2008
Federal net operating loss carryforward	$295,847

Gross deferred tax assets	295,847
Valuation allowance	(295,847)

Net deferred tax assets	$—

7.	Commitments and Contingencies

In the course of its business affairs and operations, the Company is subject to possible loss contingencies arising from federal, state and local environmental, health and safety laws and regulations and third-party litigation. There are no matters which, in the opinion of management, will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

The Company does not currently lease real property under operating leases that have initial noncancelable terms in excess of one year.

Longe Energy Limited

Notes to Financial Statements

November 30, 2008

8.	Related Parties

In the ordinary course of business, the Company has transactions with entities that are considered related parties due to having a common owner. Refer below for a summary of transactions.

During 2008, the Company paid related parties for expenses paid on their behalf as follows:

Riata Management, LLC	$325,668
Longfellow Energy, LP	23,313
Viking Drilling, LLC	77,032
TransAtlantic Petroleum Corporation	24,953

	$450,966

At November 30, 2008, the related party accounts receivable balance consisted of the following:
Viking Drilling, LLC	$10,409,921	(a)
TransAtlantic Petroleum Corporation	615,375	(b)

	$11,025,296

(a)     The amount represents drilling equipment that was purchased by Longe Energy Limited on behalf of Viking Drilling LLC.

(b)     The amount due from TransAtlantic is for operational expenses that were paid by Longe Energy on behalf of TransAtlantic.

At November 30, 2008, the accounts payable balance consisted of the following:

Riata Management, LLC	$88,370
Longfellow Energy, LP	238,678
Viking Drilling, LLC	1,198,725
TransAtlantic Petroleum Corporation	242,771

	$1,768,544

9.	Accounting Principles Generally Accepted in Canada

These financial statements have been prepared in accordance with United States generally accepted accounting principles and conform in measurement, recognition, and presentation to Canadian generally accepted accounting principles.

10.	Subsequent Event

On December 30, 2008, Longfellow Energy, L.P. made a capital contribution to the Company in the amount of $39,658,265, which was used to repay the $39,658,265 loan balance that existed between the Company and Longfellow at such date.

On December 30, 2008, Longfellow Energy, L.P. sold 100% of the Company’s shares to TransAtlantic in return for the issuance of approximately 39.6 million common shares in TransAtlantic, valued at $1.20 per share, and 10 million common share purchase warrants. The common share purchase warrants will be exercisable for three years from the date of issuance and will entitle the holder to purchase one common share for each warrant at an exercise price of $3.00 per share.